Exhibit 8

LOCK-UP AGREEMENT

November 11, 2025

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC
As Representatives of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Re: Centuri Holdings, Inc. --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Centuri Holdings, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by us/the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC (“JPM”) on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 30 days after the date of the final prospectus (the “Public Offering Date”) relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock

(including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that it has furnished the Representatives with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period.

Notwithstanding the foregoing, the undersigned may:

(a) transfer or dispose of the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, charitable contribution or for bona fide estate planning purposes,

(ii) by will, other testamentary document or intestate succession,

(iii) to any member or members of the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or other final order of a court or regulatory agency,

(vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above,

(vii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members, partners or stockholders of the undersigned,

(viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(ix) as part of transactions relating to the undersigned’s Lock-Up Securities acquired in open market transactions after the closing date for the Public Offering,

(x) to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement (unless such donee, devisee, transferee or distributee has already signed and delivered a lock-up letter to the Representatives), (B) in the case of any transfer or distribution pursuant to clause (a) (i), (ii), (iii), (iv), (vi), (vii), (ix) and (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form

5 made after the expiration of the Restricted Period referred to above) and (C) in the case of any transfer or distribution pursuant to clause (a)(v) and

(viii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b) exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement; and

(c) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) no filing under the Exchange Act or other public announcement shall be voluntarily made during the Restricted Period by or on behalf of the undersigned or the Company regarding the establishment of any such trading plan pursuant to Rule 10b5-1; provided that if a filing under the Exchange Act or other public announcement is required, such announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such Rule 10b5-1 trading plan during the Restricted Period.

In the event that, during the Restricted Period, JPM releases or waives any prohibition set forth in this Letter Agreement on the transfer of Lock-Up Securities held by any other party subject to a similar Letter Agreement (an “Other Lock-Up Party”), the same percentage of the total number of outstanding Lock-Up Securities held by the undersigned as the percentage of the total number of outstanding Lock-Up Securities held by such Other Lock-Up Party that are the subject of such waiver shall be immediately and fully released on the same terms from the applicable prohibition(s) set forth herein. Notwithstanding the foregoing, the provisions of this paragraph will not apply (1) if the release or waiver is effected solely to permit a transfer not involving a disposition for value, or (2) if the transferee agrees in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of transfer. JPM shall use commercially reasonable efforts to promptly notify the Company of each such release (provided that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters). The undersigned further acknowledges that JPM is under no obligation to inquire into whether, or to ensure that, the Company notifies the undersigned of the delivery by JPM of any such notice, which is a matter between the undersigned and the Company.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to, enter into this Letter Agreement.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement. This agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Letter Agreement shall automatically terminate and the undersigned shall be released from all of his, her or its obligations hereunder upon the earliest of (a) the date on which the registration statement filed with the U.S. Securities and Exchange Commission with respect to the Public Offering is withdrawn, (b) the date on which the Underwriting Agreement (other than the provisions thereof which survive termination) terminates or is terminated prior to payment for and delivery of the Shares to be sold thereunder, (c) the date on which the Representatives on behalf of the Underwriters advise the Company, or the Company advises the Representatives, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering and (d) November 30, 2025, in the event that the Underwriting Agreement has not been executed by such date.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

ICAHN PARTNERS LP

By:	/s/ Jesse Lynn Name: Jesse Lynn Title: Chief Operating Officer

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Jesse Lynn Name: Jesse Lynn Title: Chief Operating Officer

ICAHN ONSHORE LP
ICAHN OFFSHORE LP
ICAHN CAPITAL LP

By: /s/ Jesse Lynn
Name: Jesse Lynn
Title: Chief Operating Officer

IPH GP LLC

By: /s/ Ted Papapostolou
Name: Ted Papapostolou
Title: Chief Financial Officer

BECKTON CORP.

By:	/s/ Ted Papapostolou Name: Ted Papapostolou Title: Vice President

ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner

ICAHN ENTERPRISES G.P. INC.

By:	/s/ Ted Papapostolou Name: Ted Papapostolou Title: Chief Financial Officer

ICAHN ENTERPRISES L.P.

By: /s/ Ted Papapostolou
Name: Ted Papapostolou
Title: Chief Financial Officer

IEP UTILITY HOLDINGS LLC

By: /s/ Ted Papapostolou
Name: Ted Papapostolou
Title: Chief Financial Officer

/s/ Carl C. Icahn
CARL C. ICAHN